Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Custodian and Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated October 22, 2010 in the Registration Statement (Form N-1A) of the First American Strategy Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 32 under the Securities Act of 1933 (Registration No. 333-07463).
/s/ Ernst & Young LLP
Minneapolis, Minnesota
December 30, 2010